Exhibit 99.1

Astrotech Reports Third Quarter of Fiscal Year 2025 Financial Results

AUSTIN, Texas, May 13, 2025 (GLOBE NEWSWIRE) -- Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the third quarter of fiscal year 2025, which ended March 31, 2025.

Thomas B. Pickens, III, Astrotech’s Chairman, Chief Executive Officer and Chief Technology Officer, said “Our customizable, portable and field updatable mass spectrometry instruments have the potential to be a game changer in a growing list of large end markets such as airport security and cargo scanning, narcotics detection, environmental monitoring and chemical processing. I am very proud of our team’s accomplishments, as we now have launched four product lines that we believe will expand our sales opportunities to potential customers from around the world. We have been serving airports worldwide with 1St Detect’s explosive trace detection products in 15 countries having earned a valuable track record for delivering and maintaining our instruments.

Pickens continued, “Our Pro-Control product line now includes in-situ process controls for automatic chemical manufacturing optimization. Decisions are progressing and many quotes are pending, and we are very encouraged with the testing we have completed with some of the largest chemical and petrochemical companies. We are currently focused on selling and marketing all our brands. With our newest product lines, the TRACER NTD, Pro-Control, and EN-SCAN we believe we have created great momentum in fiscal year 2025 and into fiscal year 2026 and are very excited about our future.”

Financial Highlights & Recent Developments

●	Fiscal year 2025 Q3 revenue of $534 thousand, compared to $50 thousand in fiscal year 2024 Q3, is comprised of TRACER 1000™ shipments, a government grant, and recurring consumable sales and maintenance services.

●	On January 14, 2025, our 1st Detect subsidiary announced that it was awarded research and development contract 70RSAT24CB0000015 with the Department of Homeland Security (“DHS”) to research, develop and mature the TRACER 1000 for DHS next generation explosives trace detection.

●	On January 23, 2025, we announced that 1st Detect received a $429 thousand purchase order for its TRACER 1000™ ETDs from Intuitive Research and Technology Corporation, a TSA contractor, which was fulfilled and recognized as revenue during the three months ended March 31, 2025.

●	On February 28, 2025, the Company announced that it had created a new wholly owned subsidiary, EN-SCAN, Inc., to manufacture and sell a new line of instruments built for environmental testing applications using its proprietary ATi Gas Chromatograph and Astrotech Mass Spectrometer Technology™.

●	On March 10, 2025, we announced the TRACER 1000 NTD has been configured to screen for a range of synthetic opiates and novel psychoactive substances delivering accuracy and speed to counter the global drug crisis.

●	Astrotech’s consolidated balance sheet remains strong with $20.9 million in cash, cash equivalents and liquid investments to support the Company’s completion of R&D projects and transition into a selling and marketing focused company. Cash, cash equivalents and liquid investments were $31.9 million at June 30, 2024.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and narcotics detection market. AgLAB develops and sells process analyzers for use in the agriculture market. Pro-Controlproduces products for the in-situcontrol of the chemical manufacturing processes.. BreathTech is developing a breath analysis tool to screen for volatile organic compounds that could indicate infections or critical conditions. EN-SCAN, Inc. develops advanced environmental testing and monitoring solutions, integrating gas chromatography and mass spectrometry technology in rugged, portable designs for rugged environments.  Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the adverse impact of inflationary pressures, including significant increases in fuel costs, global economic conditions and events related to these conditions, including the ongoing wars in Ukraine and the middle east and the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this document should be evaluated in light of these important risk factors. While we do not intend to directly harvest, manufacture, distribute or sell cannabis or cannabis products, we may be detrimentally affected by a change in enforcement by federal or state governments and we may be subject to additional risks in connection with the evolving regulatory area and associated uncertainties. Any such effects may give rise to risks and uncertainties that are currently unknown or amplify others mentioned herein. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward- looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Ryan Polk, Chief Financial Officer, Astrotech Corporation, (512) 737-7378.

Investor Contact: Matt Kreps, Managing Director, Darrow Associates, (214) 597-8200, mkreps@darrowir.com.

Financial tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Revenue	$534	$50	$829	$1,590
Cost of revenue	297	42	428	867
Gross profit	237	8	401	723
Operating expenses:
Selling, general and administrative	2,115	1,833	5,842	5,501
Research and development	1,989	1,708	6,375	5,158
Total operating expenses	4,104	3,541	12,217	10,659
Loss from operations	(3,867)	(3,533)	(11,816)	(9,936)
Other income and expense, net	234	379	896	1,229
Net loss	$(3,633)	$(3,154)	$(10,920)	$(8,707)
Weighted average common shares outstanding:
Basic and diluted	1,665	1,633	1,663	1,632
Basic and diluted net loss per common share:
Net loss per common share	$(2.18)	$(1.93)	$(6.57)	$(5.34)
Other comprehensive loss, net of tax:
Net loss	$(3,633)	$(3,154)	$(10,920)	$(8,707)
Available-for-sale securities:
Net unrealized gain	139	13	236	284
Total comprehensive loss	$(3,494)	$(3,141)	$(10,684)	$(8,423)

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	June 30,
	2025	2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,812	$10,442
Short-term investments	18,057	21,474
Accounts receivable	516	77
Contract Asset	7	—
Inventory, net:
Raw materials	2,296	2,038
Work-in-process	146	66
Finished goods	310	370
Prepaid expenses and other current assets	431	261
Total current assets	24,575	34,728
Property and equipment, net	2,486	2,763
Intangible asset, net	50	—
Operating lease right-of-use assets, net	35	119
Other assets, net	346	30
Total assets	$27,492	$37,640
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$616	$373
Payroll related accruals	928	1,174
Accrued expenses and other liabilities	882	754
Lease liabilities, current	66	227
Total current liabilities	2,492	2,528
Accrued expenses and other liabilities, net of current portion	193	232
Lease liabilities, net of current portion	55	73
Total liabilities	2,740	2,833
Commitments and contingencies (Note 14)
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at March 31, 2025, and June 30, 2024	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized at March 31, 2025, and June 30, 2024, respectively; 1,704,269 and 1,712,045 shares issued at March 31, 2025, and June 30, 2024, respectively; 1,693,953 and 1,701,729 outstanding at March 31, 2025, and June 30, 2024, respectively	190,643	190,643
Treasury shares, 10,316 at March 31, 2025, and June 30, 2024, respectively	(119)	(119)
Additional paid-in capital	83,109	82,480
Accumulated deficit	(247,940)	(237,020)
Accumulated other comprehensive loss	(941)	(1,177)
Total stockholders’ equity	24,752	34,807
Total liabilities and stockholders’ equity	$27,492	$37,640